UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 6, 2021 (November 30, 2021)

BIGtoken, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-1443512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2629 Townsgate Road, Suite 215

Westlake Village, CA 91361

(Address of principal executive offices)

(714) 312-6844

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2021, BIGtoken, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (“Series D Preferred Stock”) of the Company (the “Certificate”) with the Secretary of State of the State of Florida, effective immediately. The Certificate authorizes the issuance of 242,078 shares of Series D Convertible Preferred Stock, which the Company anticipates will be issued to SRAX, Inc. (“SRAX”), the Company’s prior parent corporation, in exchange for all of the 149,562,566,584 shares of Company common stock (“Common Stock”) owned by SRAX.

The Series D Convertible Preferred Stock has the following preferences, rights and limitations:

Redemption — Series D Convertible Preferred Stock is not redeemable.

Voting Rights — Holders of Series D Preferred Stock will not have any voting rights, except as required by law or with respect to any action that: (i) amends or repeals the Company’s organization documents to create any class or any series of preferred stock if such action would adversely alter or change the rights, privileges or powers of the Series D Preferred Stock; (ii) increase or decrease (other than by conversion) the authorized number of Series D Preferred Stock; or (iii) circumvent a right of the Series D Preferred Stock.

Liquidation – In the event of any liquidation, dissolution or winding-up, holders of Series D Preferred Stock will participate with the Common Stock on an as converted basis.

Conversion — Each share of Series D Preferred Stock will be convertible into 617,828 shares of Common Stock, subject to adjustment for forward and reverse stock splits and dividends. Additionally, the Certificate limits the holder’s ability to convert shares of Series D Preferred Stock if such conversion would result in the holder exceeding 4.99% or 9.99% (upon giving 61 days’ notice) of the issued and outstanding shares of the Company’s Common Stock on the conversion date.

The foregoing description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate, which is filed as Exhibit 3.01(i) to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
3.01(i)	Certificate of Designation dated November 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2021	BIGToken, Inc.

/s/ David Moore
	By:	David Moore
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.01(i)	Certificate of Designation dated November 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)